UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2019

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 3.02        Unregistered Sales of Equity Securities

On December 31, 2019, Broadstone Net Lease, Inc. (the “Company”) completed the most recent monthly closing of its ongoing private offering of shares of its common stock, par value of $0.001 per share. Currently, the Company closes sales of additional shares of its common stock monthly. At the closing on December 31, 2019, the Company sold 365,528.274 shares of its common stock at a purchase price of $85.00 per share for aggregate sale proceeds of $31,069,904.01.

The Company has instituted a monthly equity cap and queue program for new and additional investments in its common stock. The cap only applies to new or additional investments and does not apply to the Company’s DRIP (as defined below) or equity capital received in connection with umbrella partnership real estate investment trust (“UPREIT”) transactions. There is currently no equity cap in place. Following the December closing, there was a total of $4,410,000 in subscriptions for shares of the Company’s common stock that had not been fulfilled. The Company anticipates reinstating the equity cap once it is comfortably within the leverage range of its investment grade rating. Additional information regarding the Company’s equity cap and queue program is available in the Company's periodic reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission.

The Company intends to use substantially all of the net proceeds from the December 31, 2019, closing and each additional closing in its private offering, supplemented with additional borrowings, to continue to invest in additional net leased properties and for general corporate purposes.

The offer and sale of the shares of the Company’s common stock that were issued at the December 31, 2019, closing was conducted in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506(c) under Regulation D promulgated under the Securities Act.

As of December 31, 2019, there were 26,001,470.833 shares of the Company’s common stock issued and outstanding, including the shares of the Company’s common stock that were issued at the December 31, 2019, closing and 69,350.490 shares that were issued on December 13, 2019, pursuant to the terms of the Company’s Distribution Reinvestment Plan (the “DRIP”). The 69,350.490 shares of the Company’s common stock issued on December 13, 2019, pursuant to the terms of the DRIP (which was below the threshold requiring disclosure under Item 3.02 of Form 8-K), generated aggregate proceeds of $5,776,895.78. The shares issued pursuant to the DRIP were issued at a price of $83.30 per share, representing a 2% discount from the then current Determined Share Value of $85.00 per share, which was the Determined Share Value in effect on the record date for the distribution.

In addition, as of December 31, 2019, there were 27,738,517.919 units of membership interest in Broadstone Net Lease, LLC, the Company’s subsidiary operating company (the “Operating Company”), issued and outstanding, of which 1,737,047.086, or approximately 6.26%, were noncontrolling interests held by persons who were issued membership units in exchange for their interests in properties acquired by the Operating Company. The Company is the sole managing member of the Operating Company and as of December 31, 2019, owned the remaining approximately 93.74% of the Operating Company’s issued and outstanding membership units. Each outstanding membership unit in the Operating Company is convertible on a one-for-one basis into shares of the Company’s common stock, subject to certain limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: January 3, 2020